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                                   EXHIBIT 16

                     [PricewaterhouseCoopers LLP Letterhead]


June 30, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Commissioners:

We have read the statement made by Toreador Royalty Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A (Amendment No. 2), as part of the Company's Form 8-K/A (Amendment No.
2) dated June 30, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP